Exhibit 10.3

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of May 17, 2006, by USANA HEALTH SCIENCES, INC., a Utah corporation (together with its successors, “Borrower”), and BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Bank”).

RECITALS

A.            Borrower and Bank are parties to that certain Credit Agreement dated as of June 16, 2004, as amended by that certain Waiver and Amendment to Credit Agreement dated as of February 2, 2006 (as the same may be amended, modified or extended from time to time the “Credit Agreement”) and the related Loan Documents described therein.

B.            Pursuant to the terms of the Credit Agreement, Bank has made and does make available to Borrower a revolving line of credit in the amount of $10,000,000, which revolving line of credit terminates on May 30, 2006.

C.            Borrower has requested that Bank increase the amount of the revolving line of credit to $25,000,000, extend its termination to May 30, 2011 and to make certain other modifications to the Credit Agreement, which Bank has agreed to do on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements herein contained, and for other good and valuable consideration receipt of which is hereby acknowledged, Borrower and Bank hereby agree as follows:

1.             Definitions; Interpretation.  All capitalized terms used in this Amendment and not otherwise defined herein have the meanings specified in the Credit Agreement.  The rules of construction and interpretation specified in Sections 1.02 and 1.05 of the Credit Agreement also apply to this Amendment and are incorporated herein by this reference.

2.             Amendments to Credit Agreement.  The Credit Agreement is amended as follows:

(a)           Amendment to Definitions.  In Section 1.01, amendments are made to the definitions, as follows:

(i)            Applicable Rate.  The definition of “Applicable Rate” is amended and restated to read as follows:

“Applicable Rate” means, from time to time, the following percentages per annum (a) in respect of the Commitment fee, 0.20%, (b) in respect of Eurodollar Rate Loans, the Eurodollar Rate plus 1.00%, (c) in respect of Base Rate Loans, the Base Rate minus 0.50% and (d) in respect of the Letter of Credit fee for standby Letters of Credit, 1.00%.

(ii)           Commitment.  The definition of “Commitment” is amended and restated to read as follows:

“Commitment” means the obligation of Bank to make Loans and L/C Credit Extensions hereunder in an aggregate principal amount at any one time not to exceed $25,000,000, as such amount may be adjusted from time to time in accordance with this Agreement.

(iii)          Consolidated Funded Debt.  The definition of “Consolidated Funded Debt” is added to read as follows:

“Consolidated Funded Debt” means, as of any date of determination, for Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, plus (b) all purchase money Indebtedness, plus (c) all direct obligations arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, plus (d) all obligations in respect of the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business), plus (e) Attributable Indebtedness in respect of capital leases and Synthetic Lease Obligations, plus (f) without duplication, all Guarantees with respect to outstanding Indebtedness of the types specified in clauses (a) through (e) above of Persons other than Borrower or any Subsidiary, plus (g) all Indebtedness of the types referred to in clauses (a) through (f) above of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which Borrower or a Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to Borrower or such Subsidiary, minus (h) the aggregate amount of Subordinated Liabilities properly classified on such date as long term debt in accordance with GAAP.

(iv)          Consolidated Funded Debt to EBITDA Ratio.  The definition of “Funded Debt to EBITDA Ratio” is added to read as follows:

“Consolidated Funded Debt to EBITDA Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Debt as of such date to (b) Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date.

(v)           Consolidated Leverage Ratio.  The definition of “Consolidated Leverage Ratio” is deleted.

(vi)          Consolidated Tangible Net Worth.  The definition of “Consolidated Tangible Net Worth” is deleted.

(vii)         Consolidated Total Liabilities.  The definition of “Consolidated Total Liabilities” is deleted.

(viii)        Interest Payment Date.  In the definition of “Interest Payment Date,” the phrase “provided, however, that if any Interest Period for a Eurodollar Rate Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates;” is added at the end of clause (a).

(ix)           Interest Period.  In the definition of “Interest Period,” the phrase “one, two or three months” is amended and restated to read “one, two, three or six months.”

(x)            Letter of Credit Sublimit.  The definition of “Letter of Credit Sublimit” is amended and restated to read as follows:

“Letter of Credit Sublimit” means an amount equal to $10,000,000.  The Letter of Credit Sublimit is part of, and not in addition to, the Commitment.

(xi)           Maturity Date.  The definition of “Maturity Date” is amended and restated to read as follows:

“Maturity Date” means May 30, 2011.

(b)           Addition of Section 2.11.  Section 2.11 is hereby added to read as follows:

2.11        Increase in Commitment.

(a)           Request for Increase.  Provided there exists no Default, upon notice to Bank, Borrower may from time to time, request an increase in the Commitment by an amount (for all such requests) not exceeding $15,000,000; provided that any such request for an increase shall be in a minimum amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof.  At the time of sending such notice, Borrower shall specify the time period within which Bank is requested to respond (which shall in no event be less than ten Business Days from the date of delivery of such notice to Bank).

(b)           Bank Election to Increase; Effective Date.  Bank shall notify Borrower within such time period whether or not it agrees to increase the Commitment.  In the event Bank does not respond within such time period, the Bank shall be deemed to have declined to increase the Commitment.  If the Commitment is increased in accordance with this Section, Bank and Borrower shall determine the effective date (the “Increase Effective Date”).

(c)           Conditions to Effectiveness of Increase.  As a condition precedent to such increase, Borrower shall deliver to Bank a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (i) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article V and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.11, the representations and warranties contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01, and (B) no Default exists.

(c)           Amendments to Section 6.12.  Section 6.12 is hereby amended and restated to read as follows:

6.12        Financial Covenants.

(a)           Maximum Funded Debt to EBITDA Ratio.  Maintain, as of the end of each fiscal quarter of Borrower, a Consolidated Funded Debt to EBITDA Ratio, equal to or less than 2.5 to 1.0.

(b)           Minimum EBITDA.  Maintain on a consolidated basis, as of the end of each fiscal quarter of Borrower, for the period of the four prior fiscal quarters ending on such date, Consolidated EBITDA equal to or greater than Thirty Million Dollars ($30,000,000).

(d)           Amendments to Section 9.17.  In the first sentence of subsection (b) of Section 9.17, the reference to “JAMS/ENDISPUTE, LLC, a Delaware limited liability company or any successor thereof” is amended and restated to be a reference to “American Arbitration Association or any successor thereof” and the definition of and each reference to the term “JAMS” is amended and restated to be a reference to “AAA.”

3.             Amendments to Note.  In the heading of the Note, the reference to the amount of $10,000,000 is amended and restated to be a reference to the amount of $25,000,000 and in the first paragraph of the Note, the reference to the amount of Ten Million Dollars ($10,000,000) is amended and restated to be a reference to the amount of Twenty-five Million Dollars ($25,000,000).

4.             Conditions to Effectiveness.  Notwithstanding anything contained herein to the contrary, this Amendment shall become effective when each of the following conditions is fully and simultaneously satisfied; provided that each such condition is fully and simultaneously satisfied on or before May 30, 2006:

(a)           Delivery of Amendment.  Borrower and Bank shall have executed and delivered counterparts of this Amendment to each other;

(b)           Payment of Fees.  Borrower shall have paid to Bank an amendment fee in the amount of Twenty-five Thousand Dollars ($25,000) in respect of Bank’s agreement to enter into this Amendment;

(c)           Confirmation of Guarantors.  Each Guarantor shall have executed and delivered to Bank a Consent of Guarantors in the form of Annex 1 hereto;

(d)           Representations True; No Default.  The representations of Borrower as set forth in Article V of the Credit Agreement shall be true on and as of the date of this Amendment with the same force and effect as if made on and as of this date or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  No Event of Default and no event which, with notice or lapse of time or both, would constitute an Event of Default, shall have occurred and be continuing or will occur as a result of the execution of this Amendment; and

(e)           Other Documents.  Bank shall have received such other documents, instruments, and undertakings as Bank may reasonably request.

5.             Representations and Warranties.  Borrower hereby represents and warrants to Bank that each of the representations and warranties set forth in Article V of the Credit Agreement is true and correct as if made on and as of the date of this Amendment or, if any such representation or warranty is stated to have been made as of or with respect to a specific date, as of or with respect to such specific date.  Borrower expressly agrees that it shall be an additional Event of Default under the Credit Agreement if any representation or warranty made by the Borrower hereunder shall prove to have been incorrect in any material respect when made.

6.             No Further Amendment.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect and the parties hereby ratify their respective obligations thereunder.

7.             Reservation of Rights.  Borrower acknowledges and agrees that the execution and delivery by Bank of this Amendment shall not be deemed to create a course of dealing or otherwise obligate Bank to forbear or execute similar amendments under the same or similar circumstances in the future.

8.             Miscellaneous.

(a)           Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b)           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

(c)           Integration.  This Amendment, together with the other Loan Documents, comprises the complete, final and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter.

(d)           Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e)           Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, Borrower and Bank have caused this Amendment to be duly executed as of the date first above written.

USANA HEALTH SCIENCES, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Exec. Vice Pres. and CFO

BANK OF AMERICA, N.A.

By:	/s/ Mark N. Crawford
Name:	Mark N. Crawford
Title:	Senior Vice President

ANNEX 1

CONSENT OF GUARANTORS

This CONSENT OF GUARANTORS (this “Consent”) is entered into as of May 17, 2006, by USANA ACQUISITION CORP., a Utah corporation (“USANA Acquisition”), WASATCH PRODUCT DEVELOPMENT, INC., a Utah corporation (“Wasatch”), USANA HEALTH SCIENCES NEW ZEALAND, INC., a Delaware corporation (“USANA New Zealand”), USANA CANADA HOLDING, INC., a Delaware corporation (“USANA Canada”), FMG PRODUCTIONS, INC., a Utah corporation (“FMG”), INTERNATIONAL HOLDINGS, INC., a Delaware corporation (“Holdings” and together with USANA Acquisition, Wasatch, USANA New Zealand, USANA Canada, FMG and their respective successors, collectively, the “Guarantors” and individually, a “Guarantor”), for the benefit of BANK OF AMERICA, N.A., a national banking association (together with its successors and assigns, “Bank”).

RECITALS

A.            USANA HEALTH SCIENCES, INC., a Utah corporation (together with its successors, “Borrower”), and Bank are parties to that certain Credit Agreement dated as of June 16, 2004, as amended by that certain Waiver and Amendment to Credit Agreement dated as of February 2, 2006 (as the same may be amended, modified or extended from time to time the “Credit Agreement”).  Capitalized terms not otherwise defined in this Amendment shall have the meanings given in the Credit Agreement.

B.            In connection with and as a condition to the obligation of Bank to make its initial Credit Extension under the Credit Agreement, each Guarantor entered into that certain Continuing Guaranty dated as of June 16, 2004 (as amended, restated, extended, supplemented or otherwise modified from time to time, the “Guaranty”), pursuant to which each Guarantor guaranteed, among other things, the payment and performance of the debts, liabilities, obligations, covenants and duties of, Borrower to Bank arising under the Credit Agreement and the other Loan Documents.

C.            Borrower and Bank intend to enter into that certain Amendment to Credit Agreement dated as of May 17, 2006 (the “Amendment”), pursuant to which Bank will increase the amount of the revolving line of credit made available to Borrower under the Credit Agreement to $25,000,000, extend its termination to May 30, 2011 and to make certain other modifications to the Credit Agreement.

D.            It is a condition precedent to the effectiveness of the Amendment that each Guarantor enter into this Consent.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration receipt of which is hereby acknowledged, each Guarantor agrees as follows:

AGREEMENT

1.             Consent.  Each Guarantor hereby acknowledges that it has received a copy of the Amendment and hereby consents to its contents, including all prior and current amendments to the Credit Agreement (notwithstanding that such consent is not required).

2.             Ratification and Confirmation.  Each Guarantor hereby ratifies and confirms each of its debts, liabilities, obligations, covenants and duties to Bank arising under the Guaranty and the other Loan Documents to which such Guarantor is a party.  Each Guarantor hereby confirms that its guarantee of the payment and performance of the Guaranteed Obligations (as defined in the Guaranty) remains in full force and effect, and that the Guaranteed Obligations (as defined in the Guaranty) shall include the debts, liabilities, obligations, covenants and duties of, Borrower to Bank arising under the Credit Agreement and the other Loan Documents as amended by the Amendment and the documents, instruments and agreements contemplated thereby.

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3.             Representations and Warranties.  Each Guarantor hereby represents and warrants to Bank that each of the representations and warranties set forth in Section 28 of the Guaranty Agreement is true and correct as if made on and as of the date of this Consent.

4.             Governing Law.  THIS CONSENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF WASHINGTON; PROVIDED THAT BANK SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

5.             Severability.  Any provision of this Consent that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.             Oral Agreements.  ORAL AGREEMENTS OR ORAL COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT ARE NOT ENFORCEABLE UNDER WASHINGTON LAW.

IN WITNESS WHEREOF, each Guarantor has caused this Consent to be duly executed as of the date first above written.

USANA ACQUISITION CORP.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Treasurer

WASATCH PRODUCT DEVELOPMENT, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Treasurer

USANA HEALTH SCIENCES NEW ZEALAND, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Treasurer

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USANA CANADA HOLDING, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	Secretary

FMG PRODUCTIONS, INC.

By:	/s/ Gilbert A. Fuller
Name:	Gilbert A. Fuller
Title:	V.P. and Treasurer

INTERNATIONAL HOLDINGS, INC.

By:	/s/ Mitchell Walkington
Name:	Mitchell Walkington
Title:	Secretary and Treasurer

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